Exhibit 10.6

TRANSPORTATION SERVICE AGREEMENT

Contract Identification FT5840

This Transportation Service Agreement (Agreement) is entered into by Great Lakes Gas Transmission Limited Partnership (Transporter) and TRANSCANADA PIPELINES LIMITED(Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1.                                      CONTRACT DATE: December 01, 2005

2.                                      CONTRACT IDENTIFICATION: FT5840

3.                                      RATE SCHEDULE: FT

4.                                      SHIPPER TYPE: Other

5.                                      STATE/PROVINCE OF INCORPORATION: Canada

6.                                      TERM: November 01, 2006 to October 31, 2011

Transporter and Shipper agree that Shipper may extend the primary term of this Agreement by exercising a contractual Right of First Refusal, pursuant to the procedures set forth in section 16 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.

7.                                      EFFECT ON PREVIOUS CONTRACTS:

This Agreement supersedes, cancels and terminates, as of the effective date stated above, the following contract(s):  N/A

8.                                      MAXIMUM DAILY QUANTITY (Dth/Day): 105,965

Please see Appendix A for further detail.

9.                                      RATES:

Unless Shipper and Transporter have agreed to a Discounted Rate, pursuant to Section 19.2 of the General Terms and Conditions, or to a Negotiated Rate, pursuant to Section 4.5 of the Rate Schedule named above, rates shall be Transporter’s maximum rates and charges plus all applicable surcharges in effect from time to time under the applicable Rate Schedule (as stated above) on file with the Commission unless otherwise agreed to by the parties in writing. Provisions governing a Discounted Rate shall be set forth in this Paragraph 9. Provisions governing a Negotiated Rate shall be set forth on Appendix B hereto.

Shipper and Transporter agree that for service under this Agreement from the point(s) of receipt listed on Appendix A to the point(s) of delivery listed on Appendix A, the Reservation Fee to be charged shall be $9.520.

Contract Identification FT5840

10.                               POINTS OF RECEIPT AND DELIVERY:

The primary receipt and delivery points are set forth on Appendix A.

11.                               RELEASED CAPACITY:

N/A

12.                               INCORPORATION OF TARIFF INTO AGREEMENT:

This Agreement shall incorporate and in all respects be subject to the “General Terms and Conditions” and the applicable Rate Schedule (as stated above) set forth in Transporter’s FERC Gas Tariff, Second Revised Volume No. 1, as may be revised from time to time.  Transporter may file and seek Commission approval under Section 4 of the Natural Gas Act (NGA) at any time and from time to time to change any rates, charges or provisions set forth in the applicable Rate Schedule (as stated above) and the “General Terms and Conditions” in Transporter’s FERC Gas Tariff, Second Revised Volume No. 1, and Transporter shall have the right to place such changes in effect in accordance with the NGA, and this Agreement shall be deemed to include such changes and any such changes which become effective by operation of law and Commission Order, without prejudice to Shipper’s right to protest the same.

13.                               MISCELLANEOUS:

No waiver by either party to this Agreement of any one or more defaults by the other in the  performance of this Agreement shall operate or be construed as a waiver of any continuing or future default(s), whether of a like or a different character.

Any controversy between the parties arising under this Agreement and not resolved by the parties shall be determined in accordance with the laws of the State of Michigan.

14.                               OTHER PROVISIONS:

It is agreed that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Partner, agent, management official or employee of the Transporter or any director, officer or employee of any of the foregoing, for any obligation of the Transporter arising under this Agreement or for any claim based on such obligation and that the sole recourse of Shipper under this Agreement is limited to assets of the Transporter.

Upon termination of this Agreement, Shipper’s and Transporter’s obligations to each other arising under this Agreement, prior to the date of termination, remain in effect and are not being terminated by any provision of this Agreement.

15.	NOTICES AND COMMUNICATIONS:

All notices and communications with respect to this Agreement shall be in writing and sent to the addresses stated below or at any other such address(es) as may be designated in writing:

ADMINISTRATIVE MATTERS
Great Lakes Gas Transmission Limited	TRANSCANADA PIPELINES LIMITED
Partnership	450 - 1st Street S.W.
5250 Corporate Drive	Calgary, AB T2P 5H1
Troy, MI 48098	Canada
Attn: Transportation Services	Attn: Ches Maciorowski

PAYMENT BY ELECTRONIC TRANSFER
Great Lakes Gas Transmission Limited	TRANSCANADA PIPELINES LIMITED
Partnership	Attn: Adrea Morrical
JPMorgan Chase Bank, Detroit, MI
ABA No: 072000326
Account No: 07308-43

AGREED TO BY:

GREAT LAKES GAS TRANSMISSION
LIMITED PARTNERSHIP
By: Great Lakes Gas Transmission Company	TRANSCANADA PIPELINES LIMITED

Operator and Agent for Great Lakes Gas
Transmission Limited Partnership

By:	/s/ Martin Wilde
Martin Wilde	By:	/s/ Craig Frew
Title:	Director, Marketing & Business	Signature
Operations
Craig Frew
Please Print

Title:	Vice President Gas Transmission East TransCanada
Please Print

By:	/s/ Max Feldman
Signature

Max Feldman
Please Print

Title:	Vice-President Gas Transmission West
Please Print

APPENDIX A
Contract Identification FT5840

Date:  December 01, 2005

Supersedes Appendix Dated: Not Applicable

Shipper:  TRANSCANADA PIPELINES LIMITED

Maximum Daily Quantity (Dth/Day) per Location:

Begin Date	End Date	Point(s) of Primary Receipt	Point(s) of Primary Delivery	MDQ	(MAOP)
11/01/2006	10/31/2011	EMERSON		105,965	974

11/01/2006	10/31/2011		ST. CLAIR	105,965	974